Exhibit 99.1

Majesco Concludes 2019 Rights Offering

Morristown, NJ February 26, 2019 – Majesco (NASDAQ: MJCO), a global provider of cloud insurance software solutions for insurance business transformation, today announced the completion of its previously announced rights offering pursuant to which 6,123,463 shares of Majesco’s common stock will be issued, resulting in gross proceeds to Majesco of approximately $43.5 million. Pursuant to the rights offering, Majesco issued one right for each share of common stock to shareholders of record as of February 5, 2019. Holders of the rights were entitled to purchase shares of common stock by submitting six rights and $7.10 for each share to be purchased. The rights offering expired at 5:00 p.m. Eastern Time on February 25, 2019.

Preliminary results indicate that Majesco received total subscriptions of approximately $45.4 million (including over-subscription requests). Approximately 79% of the shares to be issued were subscribed for in the basic subscription. The over-subscription requests exceeded the over-subscription shares available. As a result, the available over-subscription shares will be allocated pro rata among those fully exercising record date shareholders based on the number of rights originally issued to them by Majesco. Shareholders that exercised their over-subscription rights should expect to be allocated approximately 82.6% of the shares which they oversubscribed for. The new shares of common stock will be issued on or about February 28, 2019.

“I want to thank all of my fellow shareholders who subscribed to our rights offering for their continuing support, confidence, and above all, trust in Majesco,” says Majesco CEO Adam Elster. “We raised the entire amount of the offering and shareholders oversubscribed above 100%. I am extremely encouraged by the strong demand for shares and validation of the growing success of our cloud strategy and the solutions to help insurers adapt to a new era. We will use the capital we’ve raised to pay off our debt and make further investments in Majesco’s next-generation software to deliver speed to value for our customers as we help them build the future of their business – and the future of insurance.”

The information herein is not complete and is subject to change. This announcement shall not constitute an offer to sell, or the solicitation of an offer to buy, the subscription rights or the underlying common stock, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. The offering will be made only by means of a prospectus which is part of the Registration Statement filed with the SEC.

About Majesco

Insurance business transformation is a journey of change and revitalization, a renaissance of Insurance.  Approximately 160 insurance companies worldwide in P&C, L&A and Group/ Employee Benefits are transforming their businesses with Majesco’s solutions.  Our market leading software, consulting and services uniquely underpin the entire insurance value chain and are designed to empower insurers with the agility, innovation and speed needed to meet their transformation opportunities.  Majesco’s solutions include policy management, new business / underwriting, rating, billing, claims management, distribution management, BI/ analytics, predictive modeling, digital platform with mobile and portal, testing services, cloud services, bureau and content services, transformation services, consulting services and more.  For more details on Majesco, please visit www.majesco.com.

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in Majesco’s reports that it files from time to time with the Securities and Exchange Commission and which you should review, including those statements under “Item 1A – Risk Factors” in Majesco’s Annual Report on Form 10-K and Majesco’s Registration Statement on Form S-1.

Important factors that could cause actual results to differ materially from those described in forward-looking statements contained in this press release include, but are not limited to: integration risks;  changes in economic conditions, political conditions, trade protection measures, licensing requirements and tax matters; technology development risks; intellectual property rights risks; competition risks; additional scrutiny and increased expenses as a result of being a public company; the financial condition, financing requirements, prospects and cash flow of Majesco; loss of strategic relationships; changes in laws or regulations affecting the insurance industry in particular; restrictions on immigration; the ability and cost of retaining and recruiting key personnel; the ability to attract new clients and retain them and the risk of loss of large customers; continued compliance with evolving laws; customer data and cybersecurity risk; and Majesco’s ability to raise capital to fund future growth.

These forward-looking statements should not be relied upon as predictions of future events and Majesco cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward-looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by Majesco or any other person that we will achieve our objectives and plans in any specified timeframe, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. Majesco disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law.

Corporate Contact
Ann Massey
SVP-Finance
(973) 461-5190
ann.massey@majesco.com